Exhibit 99.1
                                                 For Further Information Contact
                                                                 Harry J. Cynkus
                                                                  (404) 888-2922


FOR IMMEDIATE RELEASE

          ROLLINS, INC. REPORTS CONTINUED GROWTH IN QUARTERLY EARNINGS

         14TH Consecutive Quarter of Improved Earnings Per Share Results

o        Net Income Rose 18.6% to $13.9 million
o        Cash increased 41.0% to  $64.9 million
o        Margin Improved 19.0%.

ATLANTA,  GEORGIA,  July 22, 2003:  Rollins,  Inc.  (NYSE:ROL),  a premier North
American consumer services company, today reported net income grew 18.6% to $13.9 million or $0.30 per diluted share for the second quarter ended June 30, 2003, compared to $11.7 million or $0.26 per diluted share for the same period in 2002. Revenue for the second quarter increased to $185.1 million from $184.2 million for the second quarter ended June 30, 2002.

Net income for the first six months of 2003 rose 27.1% to $21.1 million or $0.46 per diluted share compared to net income of $16.6 million or $0.37 per diluted share for the comparable six months in 2002. Revenues increased to $340.2 million for the first six months compared to $337.5 million for the prior year-to-date period.

The Company's balance sheet continued to strengthen as of June 30, 2003, with cash and short-term investments of $64.9 million, total assets of $344.0 million and stockholders' equity increasing to $112.2 million.

Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. stated, "We are pleased that the strength of our recurring business continued to be reflected in our improved profitability for the second quarter. This was accomplished despite disappointing revenue resulting from unseasonably wet and cold weather conditions in most of the country. Our termite business was impacted as was our pest control business, although to a lesser degree. The Company continues to benefit from our service initiatives and home office reorganization. The second quarter of 2003 marked the fourteenth consecutive quarter in which Rollins has generated year-over-year improvement in earnings per share."

Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly-owned subsidiary, Orkin Exterminating Company, Inc., the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.6 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollinscorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify potential acquisitions; climate and weather trends; competitive factors and pricing practices; the cost reduction benefits of the corporate restructuring may not be as great as expected or eliminated positions may have to be reinstated in the future; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.

                         ROLLINS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                 (In thousands)

                                                                                       2003                    2002
At June 30                                                                         (Unaudited)             (Unaudited)
------------------------------------------------------------------------------------------------------------------------

ASSETS
             Cash and Short-Term Investments                                     $         64,865        $       46,010
             Trade Receivables, Net                                                        54,392                54,773
             Materials and Supplies                                                        11,073                11,596
             Deferred Income Taxes                                                         19,800                20,138
             Other Current Assets                                                          11,037                 8,131
                                                                                 -----------------       ---------------

                 Current Assets                                                           161,167               140,648

             Equipment and Property, Net                                                   34,391                41,318
             Goodwill and Other Intangible Assets                                         106,198               110,515
             Deferred Income Taxes                                                         42,278                37,751
                                                                                 -----------------       ---------------

                 Total Assets                                                    $        344,034        $      330,232
                                                                                 =================       ===============


------------------------------------------------------------------------------------------------------------------------

LIABILITIES

             Accounts Payable                                                    $         15,912        $       15,416
             Accrued Insurance                                                             12,668                12,739
             Accrued Payroll                                                               30,354                31,676
             Unearned Revenue                                                              44,848                39,705
             Other Current Liabilities                                                     38,360                29,515
                                                                                 -----------------       ---------------
                 Current Liabilities                                                      142,142               129,051

             Long-Term Accrued Liabilities                                                 89,733               101,288
                                                                                 -----------------       ---------------

                 Total Liabilities                                                        231,875               230,339
                                                                                 -----------------       ---------------


------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

             Common Stock                                                                  45,102                45,150
             Retained Earnings and Other Equity                                            67,057                54,743
                                                                                 -----------------       ---------------

                 Total Stockholders' Equity                                               112,159                99,893
                                                                                 -----------------       ---------------

                 Total Liabilities and Stockholders' Equity                      $        344,034        $      330,232
                                                                                 =================       ===============

                         ROLLINS, INC. AND SUBSIDIARIES
                        STATEMENTS OF CONSOLIDATED INCOME
               FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30
                      (In thousands except per share data)




                                                                    Second Quarter                   Six Months
                                                             ---------------------------    ---------------------------
                                                                2003           2002            2003           2002
                                                             (Unaudited)   (Unaudited)      (Unaudited)   (Unaudited)
                                                             ------------  -------------    ------------  -------------


REVENUES                                                     $   185,105   $    184,189     $   340,227   $    337,491
                                                             ------------  -------------    ------------  -------------

COSTS AND EXPENSES

        Cost of Services Provided                                 95,550         97,205         179,628        181,227
        Depreciation and Amortization                              5,037          5,446          10,193         10,873
        Sales, General and Administrative                         62,253         62,720         116,475        118,557
     Interest (Income)/Expense                                       (94)           (39)           (160)            10
                                                             ------------  -------------    ------------  -------------

  TOTAL COSTS AND EXPENSES                                       162,746        165,332         306,136        310,667
                                                             ------------  -------------    ------------  -------------

INCOME BEFORE INCOME TAXES                                        22,359         18,857          34,091         26,824

PROVISION FOR INCOME TAXES                                         8,497          7,166          12,955         10,193
                                                             ------------  -------------    ------------  -------------

NET INCOME                                                   $    13,862   $     11,691     $    21,136   $     16,631
                                                             ============  =============    ============  =============


EARNINGS PER SHARE - BASIC                                   $      0.31   $       0.26     $      0.47   $       0.37
                                                             ============  =============    ============  =============

EARNINGS PER SHARE - DILUTED                                 $      0.30   $       0.26     $      0.46   $       0.37
                                                             ============  =============    ============  =============

AVERAGE SHARES OUTSTANDING - BASIC                                45,117         45,227          45,015         45,211

AVERAGE SHARES OUTSTANDING - DILUTED                              46,404         45,543          46,258         45,516


                                  ROLLINS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30
                                 (In thousands)
                                   (Unaudited)


                                                                                                2003              2002
                                                                                           ---------------    --------------

Operating Activities
   Net Income                                                                              $       21,136     $      16,631
   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
     Depreciation and Amortization                                                                 10,193            10,873
    Other Operating Activities                                                                      1,546            20,097
                                                                                           ---------------    --------------
   Net Cash Provided by Operating Activities                                                       32,875            47,601
                                                                                           ---------------    --------------

Investing Activities
   Purchases of Equipment and Property                                                             (2,332)           (4,611)
   Net Cash Used for Acquisition of Companies                                                      (1,508)           (1,358)
                                                                                           ---------------    --------------
   Net Cash Used In Investing Activities                                                           (3,840)           (5,969)
                                                                                           ---------------    --------------

Financing Activities
   Dividends Paid                                                                                  (4,500)           (3,016)
   Common Stock Purchased                                                                               0            (1,292)
   Other                                                                                            2,015                36
                                                                                           ---------------    --------------
   Net Cash Used in Financing Activities                                                           (2,485)           (4,272)
                                                                                           ---------------    --------------

   Net Increase in Cash and Short-Term Investments                                                 26,550            37,360
   Cash and Short-Term Investments at Beginning of Year                                            38,315             8,650
                                                                                           ---------------    --------------
   Cash and Short-Term Investments at End of Period                                        $       64,865     $      46,010
                                                                                           ===============    ==============